FOR IMMEDIATE RELEASE

Lear Contacts:
Ed Lowenfeld
(248) 447-4380

Tim Brumbaugh
(248) 447-1329

Lear Reports Third Quarter 2021 Results

SOUTHFIELD, Mich., November 2, 2021 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the third quarter 2021.

Third Quarter 2021 Financial Highlights

•Sales growth over market of 9 percentage points
•Sales decreased 13% to $4.3 billion, compared to $4.9 billion in the third quarter of 2020, reflecting global vehicle production declines related to the worldwide semiconductor shortage
•Net income (loss) of $(27) million and adjusted net income of $32 million, compared to $174 million and $225 million, respectively, in the third quarter of 2020
•Core operating earnings of $98 million, compared to $327 million in the third quarter of 2020
•Earnings (loss) per share of $(0.44) and adjusted earnings per share of $0.53, compared to $2.89 and $3.73, respectively, in the third quarter of 2020
•Net cash provided by (used in) operating activities of $(4) million and free cash flow of $(157) million, compared to $565 million and $474 million, respectively, in the third quarter of 2020
•Cash and cash equivalents at quarter-end of $1.1 billion and total available liquidity of $2.85 billion
•Repurchased 419,903 shares for a total of $69 million during the third quarter, bringing total year-to-date share repurchases to $100 million
•Doubled quarterly cash dividend to $0.50 per share

Company Highlights

•Entered into a definitive agreement to acquire substantially all of Kongsberg Automotive’s Interior Comfort Division, a leader in massage and lumbar for automotive seating applications
•Increased revolving credit facility to $2.0 billion and extended maturity to October 2026
(more)

•Won 2021 Automotive News PACE Award for Lear’s innovative Battery Disconnect Unit, marking the third consecutive year that Lear has won a PACE Award; also received two PACEpilot Awards
•Awarded more than twice as many J.D. Power 2021 U.S. Seat Quality and Satisfaction StudySM awards as any other seat supplier with two best in segment awards and seven total awards
•Signed agreement to establish joint venture with Hu Lane Associate Inc., a manufacturer of world-class automotive connector products
•Signed agreement to establish joint venture with Shinry Technologies Co. Ltd. to expand capabilities in on-board chargers for electric vehicles

“Our industry continues to be significantly impacted by COVID-19 and global semiconductor shortages,” said Ray Scott, Lear’s President and Chief Executive Officer. “While our sales declined in the quarter as compared to last year, reflecting the challenging production environment, our sales growth outperformed global vehicle production by 9 percentage points, resulting from new business wins and our strong market position. During these challenging times, we remain focused on supporting our customers and positioning our company to capitalize on opportunities when the industry recovers. Last week, we announced our plan to acquire substantially all of Kongsberg Automotive’s Interior Comfort Division, which will further separate Lear as the seat supplier with the most complete component and sub-system capabilities. We continue to receive recognition for innovation and technology in both business segments as evidenced by winning our third consecutive Automotive News PACE award and two PACEpilot awards. And in Seating, we won more J.D. Power Seat Quality awards than any other seating supplier. Our reputation as a leader in operational excellence, along with new technologies providing added priceable features, will drive new business wins and profitable growth in both business segments.”

Third Quarter Financial Results
(in millions, except per share amounts)

	2021	2020
Reported
Sales	$4,268.2	$4,900.1
Net income/(loss)	$(26.5)	$174.4
Earnings/(loss) per share	$(0.44)	$2.89

Adjusted(1)
Core operating earnings	$98.2	$327.2
Adjusted net income	$32.0	$225.2
Adjusted earnings per share	$0.53	$3.73

In the third quarter, global vehicle production decreased 19% compared to a year ago, with North America down 25%, Europe down 28% and China down 16%. For the second straight quarter, industry volumes were significantly impacted by semiconductor shortages. Global production decreased year-over-year on a Lear sales-weighted basis(2) by approximately 25%.

Sales in the third quarter decreased 13% to $4.3 billion compared to a year ago. Excluding the impact of commodities, foreign exchange and acquisitions, sales were down 16%, reflecting decreased production on Lear platforms partially offset by the addition of new business in both business segments. Sales growth over market for the third quarter was 9 percentage points, driven primarily by the impact of new business and favorable platform mix.

Core operating earnings were $98 million, or 2.3% of sales, compared to $327 million in 2020. The decrease in earnings resulted primarily from lower sales due to reduced production on Lear platforms, partially offset by the addition of new business. Excluding the impact of higher commodity costs and premium costs related to component shortages, both of our business segments had positive operating performance. In the Seating segment, margins and adjusted margins were 4.0% and 4.5% of sales, respectively. In the E-Systems segment, margins and adjusted margins were (0.7)% and 2.1% of sales, respectively.

Loss per share was $(0.44). Adjusted earnings per share were $0.53, down from $3.73 in 2020, primarily reflecting lower operating earnings.

In the third quarter of 2021, net cash used in operating activities was $(4) million, and free cash flow(1) was $(157) million.

(1) For more information regarding our non-GAAP financial measures, see "Non-GAAP Financial Information" below.

(2) The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and third quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Kongsberg Automotive’s Interior Comfort Division

On October 28, Lear announced that it had entered into a definitive agreement to acquire substantially all of Kongsberg Automotive’s Interior Comfort Division. This acquisition will further advance Lear’s vertical integration and expand its product offerings to include specialized thermal comfort seating solutions that improve vehicle performance and packaging. Under the terms of the deal, Lear will pay €175 million, on a cash and debt free basis. The transaction, subject to regulatory approvals and other customary closing conditions and adjustments, is expected to close in the first quarter of 2022.

Balance Sheet, Liquidity and Capital Allocation

During the third quarter of 2021, we repurchased 419,903 shares of our common stock for a total of $69.1 million. As of the end of the third quarter, we had a remaining share repurchase authorization of approximately $1.3 billion, which expires on December 31, 2022, and reflects approximately 13% of our total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, we have repurchased 52.4 million shares of our common stock for a total of $4.8 billion at an average price of $90.97 per share. This represents a reduction of approximately 50% of our shares outstanding since the time we began the program.

On October 28, 2021, Lear entered into an amended and restated credit agreement to increase the size of its revolving credit facility to $2.0 billion from $1.75 billion and extend the maturity by two years to 2026. This transaction, which further enhances the Company’s financial flexibility, reflects the strength of Lear’s business and focused growth strategy.

2021 Financial Outlook

Below is our updated 2021 financial outlook, which reflects the impact of semiconductor and other component shortages that continue to impact industry volumes. At the midpoint of our guidance range, we have assumed that global industry production will be roughly in-line with 2020, which is lower than our prior guidance assumption of 6%.

Full Year 2021 Outlook
Net Sales	$18,800 - $19,200 million
Core Operating Earnings	$750 - $850 million
Adjusted EBITDA	$1,310 - $1,410 million
Restructuring Costs	≈$100 million
Capital Spending	≈$600 million
Free Cash Flow	≈$175 million

The industry volume assumptions underlying Lear’s 2021 financial outlook are derived from several sources, including internal estimates, customer production schedules, and the most recent IHS production estimates for Lear’s vehicle platforms.

The financial outlook is based on a full year average exchange rate of $1.19/Euro and 6.46 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Third Quarter 2021 Conference Call and Webcast Information

A conference call and webcast will be held to discuss Lear’s third quarter 2021 financial results and related matters on November 2, 2021, at 8:30 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 4615282. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity (income) loss, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity (income) loss, interest, other (income) expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted depreciation and amortization,” “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share available to Lear common stockholders” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, losses on the extinguishment of debt, gains and losses on the disposal of fixed assets, gains and losses on the consolidation and deconsolidation of affiliates and the non-service cost components of net periodic benefit cost. Adjusted depreciation and amortization represents depreciation expense and amortization of intangible assets adjusted for intangible asset impairment charges. Adjusted net income and adjusted earnings per share represent net income (loss) attributable to Lear and diluted net income (loss) per share available to Lear common stockholders, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by (used in) operating activities less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted depreciation and amortization, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income (loss) attributable to Lear, diluted net income (loss) per share available to Lear common stockholders, cash provided by (used in) operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of the ongoing COVID-19 pandemic on the Company’s business and the global economy, supply chain disruptions, actual industry production volumes, commodity prices, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's sales backlog. The Company's sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation

Lear, a global automotive technology leader in Seating and E-Systems, enables superior in-vehicle experiences for consumers around the world. Lear’s diverse team of talented employees in 38 countries is driven by a commitment to innovation, operational excellence, and sustainability. Lear is Making every drive better™ by providing the technology for safer, smarter, and more comfortable journeys. Lear, headquartered in Southfield, Michigan, serves every major automaker in the world and ranks 179 on the Fortune 500. Further information about Lear is available at lear.com or on Twitter @LearCorporation.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	October 2, 2021	October 3, 2020
Net sales	$4,268.2	$4,900.1

Cost of sales	4,041.5	4,457.3
Selling, general and administrative expenses	163.3	147.7
Amortization of intangible assets	15.8	16.3
Interest expense	22.6	26.5
Other expense, net	11.1	17.1

Consolidated income before income taxes and equity in net (income) loss of affiliates	13.9	235.2
Income taxes	20.9	44.6
Equity in net (income) loss of affiliates	1.7	(6.5)

Consolidated net income (loss)	(8.7)	197.1
Net income attributable to noncontrolling interests	17.8	22.7

Net income (loss) attributable to Lear	$(26.5)	$174.4

Diluted net income (loss) per share available to Lear common stockholders	$(0.44)	$2.89

Weighted average number of diluted shares outstanding	59.9	60.3

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited; in millions, except per share amounts)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Net sales	$14,383.3	$11,802.3

Cost of sales	13,262.4	11,152.7
Selling, general and administrative expenses	503.0	442.3
Amortization of intangible assets	57.4	49.4
Interest expense	67.2	78.1
Other (income) expense, net	(28.7)	54.4

Consolidated income before income taxes and equity in net income of affiliates	522.0	25.4
Income taxes	119.1	30.1
Equity in net income of affiliates	(9.1)	(15.9)

Consolidated net income	412.0	11.2
Net income attributable to noncontrolling interests	59.6	54.3

Net income (loss) attributable to Lear	$352.4	$(43.1)

Diluted net income (loss) per share available to Lear common stockholders	$5.83	$(0.72)

Weighted average number of diluted shares outstanding	60.5	60.3

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	October 2, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,099.1	$1,306.7
Accounts receivable	2,865.1	3,269.2
Inventories	1,766.0	1,401.1
Other	863.8	799.7
	6,594.0	6,776.7
Long-Term:
PP&E, net	2,696.3	2,736.2
Goodwill	1,660.4	1,655.8
Other	2,095.3	2,029.9
	6,452.0	6,421.9

Total Assets	$13,046.0	$13,198.6

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,870.0	$3,141.6
Accrued liabilities	1,875.5	1,920.9
Current portion of long-term debt	206.0	14.2
	4,951.5	5,076.7
Long-Term:
Long-term debt	2,095.8	2,300.3
Other	1,241.2	1,206.7
	3,337.0	3,507.0

Equity	4,757.5	4,614.9

Total Liabilities and Equity	$13,046.0	$13,198.6

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 2, 2021	October 3, 2020
Net Sales
North America	$1,789.3	$2,039.7
Europe and Africa	1,333.4	1,705.1
Asia	962.0	1,004.4
South America	183.5	150.9
Total	$4,268.2	$4,900.1

Content per Vehicle [1]
North America	$604	$508
Europe and Africa	$427	$389

Free Cash Flow [2]
Net cash provided by (used in) operating activities	$(4.4)	$564.5
Capital expenditures	(152.6)	(90.1)
Free cash flow	$(157.0)	$474.4

Estimated Impact of COVID-19 Pandemic [3]
Sales	$(1,370)	$—
Core operating earnings	(340)	—

Core Operating Earnings [2]
Net income attributable to Lear	$(26.5)	$174.4
Interest expense	22.6	26.5
Other expense, net	11.1	17.1
Income taxes	20.9	44.6
Equity in net ( income) loss of affiliates	1.7	(6.5)
Net income attributable to noncontrolling interests	17.8	22.7
Restructuring costs and other special items -
Costs related to restructuring actions	48.5	40.1
Other	2.1	8.3
Core operating earnings	$98.2	$327.2

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	October 2, 2021	October 3, 2020
Adjusted Net Income (Loss) Attributable to Lear [2]
Net income (loss) attributable to Lear	$(26.5)	$174.4
Restructuring costs and other special items -
Costs related to restructuring actions	48.5	50.3
Favorable indirect tax ruling in a foreign jurisdiction	1.0	—
Other	2.6	5.1
Tax impact of special items and other net tax adjustments [4]	6.4	(4.6)
Adjusted net income attributable to Lear	$32.0	$225.2

Weighted average number of diluted shares outstanding	59.9	60.3

Diluted net income (loss) per share available to Lear common stockholders	$(0.44)	$2.89

Adjusted weighted average number of diluted shares outstanding	60.2	60.3

Adjusted earnings per share	$0.53	$3.73

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$140.4	$136.3
Less - Intangible asset impairment	—	—
Adjusted depreciation and amortization	$140.4	$136.3

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Net Sales
North America	$5,657.5	$4,660.8
Europe and Africa	5,137.4	4,281.3
Asia	3,044.7	2,521.6
South America	543.7	338.6
Total	$14,383.3	$11,802.3

Content per Vehicle [1]
North America	$575	$503
Europe and Africa	$415	$368

Free Cash Flow [2]
Net cash provided by operating activities	$503.2	$262.3
Capital expenditures	(405.5)	(285.3)
Free cash flow	$97.7	$(23.0)

Estimated Impact of COVID-19 Pandemic [3]
Sales	$(3,160)	$(3,500)
Core operating earnings	(780)	(800)

Core Operating Earnings [2]
Net income (loss) attributable to Lear	$352.4	$(43.1)
Interest expense	67.2	78.1
Other (income) expense, net	(28.7)	54.4
Income taxes	119.1	30.1
Equity in net income of affiliates	(9.1)	(15.9)
Net income attributable to noncontrolling interests	59.6	54.3
Restructuring costs and other special items -
Costs related to restructuring actions	87.7	110.3
Intangible asset impairment	8.5	—
Other	10.9	15.6
Core operating earnings	$667.6	$283.8

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Adjusted Net Income (Loss) Attributable to Lear [2]
Net income (loss) attributable to Lear	$352.4	$(43.1)
Restructuring costs and other special items -
Costs related to restructuring actions	87.7	123.2
Intangible asset impairment	8.5	—
Favorable indirect tax ruling in a foreign jurisdiction	(46.0)	—
Loss related to affiliate	1.0	—
Loss on extinguishment of debt	—	21.1
Other	6.8	13.0
Tax impact of special items and other net tax adjustments [4]	(4.2)	(13.5)
Adjusted net income attributable to Lear	$406.2	$100.7

Weighted average number of diluted shares outstanding	60.5	60.3

Diluted net income (loss) per share available to Lear common stockholders	$5.83	$(0.72)

Adjusted weighted average number of diluted shares outstanding	60.5	60.4

Adjusted earnings per share	$6.72	$1.67

Adjusted Depreciation and Amortization [2]
Depreciation and amortization	$431.4	$397.1
Less - Intangible asset impairment	8.5	—
Adjusted depreciation and amortization	$422.9	$397.1

Diluted Shares Outstanding at End of Quarter [5]	60,097,064	60,358,030

[1] Content per Vehicle for 2020 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the volume-driven sales reduction, calculated using our pre-COVID sales forecast as a baseline and standard variable margins, as well as incremental costs, net of our cost reduction actions, of $36 million and $70 million in the three and nine months ended October 2, 2021.

[4] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[5] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	October 2, 2021	October 3, 2020
Adjusted Segment Earnings

Seating
Net sales	$3,166.2	$3,691.6

Segment earnings	$126.7	$250.7
Costs related to restructuring actions	17.1	34.9
Other	0.2	0.7
Adjusted segment earnings	$144.0	$286.3

Adjusted segment margins	4.5%	7.8%

E-Systems
Net sales	$1,102.0	$1,208.5

Segment earnings	$(7.5)	$86.0
Costs related to restructuring actions	30.1	4.9
Other	0.4	2.2
Adjusted segment earnings	$23.0	$93.1

Adjusted segment margins	2.1%	7.7%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Nine Months Ended
	October 2, 2021	October 3, 2020
Adjusted Segment Earnings

Seating
Net sales	$10,770.4	$8,813.1

Segment earnings	$670.9	$320.4
Costs related to restructuring actions	41.5	62.6
Other	0.9	2.5
Adjusted segment earnings	$713.3	$385.5

Adjusted segment margins	6.6%	4.4%

E-Systems
Net sales	$3,612.9	$2,989.2

Segment earnings	$108.4	$5.0
Costs related to restructuring actions	40.7	46.8
Intangible asset impairment	8.5	—
Other	1.2	3.0
Adjusted segment earnings	$158.8	$54.8

Adjusted segment margins	4.4%	1.8%